Exhibit 99

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: APRIL 28, 2011		(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED MARCH 31, 2011,
AND DECLARES REGULAR QUARTERLY CASH DIVIDEND

Cincinnati, OH; April 28, 2011 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported third quarter net sales of $64,628,000, an increase of 21% as compared to the same period of the prior fiscal year;

•	reported third quarter net income of $2,115,000 or $0.09 per share, as compared to a net loss of $(2,532,000) or $(0.10) per share for the same period of the prior fiscal year;

•	reported nine month net sales of $219,284,000, an increase of 15% as compared to the same period of the prior fiscal year;

•	reported nine month net income of $9,331,000 or $0.38 per share, as compared to net income of $697,000 or $0.03 per share for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.05 per share payable May 17, 2011 to shareholders of record May 10, 2011.

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended March 31			Nine Months Ended March 31
	2011	2010	% Change	2011	2010	% Change
Net Sales	$64,628	$53,466	21%	$219,284	$190,516	15%

Operating Income (Loss)	$2,483	$(3,814)	n/m	$13,754	$1,616	751%

Net Income (Loss)	$2,115	$(2,532)	n/m	$9,331	$697	1,239%

Earnings (Loss) Per Share (diluted)	$0.09	$(0.10)	n/m	$0.38	$0.03	1,167%

	3/31/11	6/30/10
Working Capital	$81,392	$73,568
Total Assets	$180,702	$173,845
Long-Term Debt	$1,073	$1,099
Shareholders’ Equity	$150,738	$144,218

LSI Industries Inc. Fiscal 2011 Results
April 28, 2011

Third Quarter Fiscal 2011 Results

Net sales in the third quarter of fiscal 2011 were $64,628,000, an increase of 21% over last year’s third quarter net sales of $53,466,000.  Lighting Segment net sales increased 32% to $46,711,000 (sales to national accounts and niche markets increased 25% and sales to the Commercial / Industrial lighting market increased 39%), Graphics Segment net sales decreased 3% to $10,537,000, Electronic Components Segment net sales increased 55% to $6,212,000 and net sales of the All Other Category decreased 62% to $1,168,000.  The fiscal 2011 third quarter net income of $2,115,000, or $0.09 per share, compares to a fiscal 2010 third quarter net loss of $(2,532,000), or $(0.10) per share.  Third quarter fiscal 2010 results included pre-tax expense for a $639,000 loss from the sale of a subsidiary, and acquisition-related costs of $30,000 primarily related to a fair value inventory adjustment related to purchase accounting requirements of LSI ADL Technology’s finished goods and work-in-process inventory.  Earnings per share represents diluted earnings per share.

Nine Month Fiscal 2011 Results

Net sales in the first nine months of fiscal 2011 were $219,284,000, an increase of 15% over last year’s nine month net sales of $190,516,000.  Lighting Segment net sales increased 19% to $141,676,000 (sales to national accounts and niche markets increased 20% and sales to the Commercial / Industrial lighting market increased 19%), Graphics Segment net sales increased 10% to $57,407,000, Electronic Components Segment net sales increased 38% to $16,053,000 and net sales of the All Other Category decreased 46% to $4,148,000.  The fiscal 2011 nine month net income of $9,331,000, or $0.38 per share, compares to a fiscal 2010 nine month net income of $697,000, or $0.03 per share.  Nine month fiscal 2010 net income included the following pre-tax expenses:  a $639,000 loss from the sale of a subsidiary; acquisition-related costs of $520,000; and an acquisition-related fair value inventory adjustment of $640,000 related to purchase accounting requirements of LSI ADL Technology’s finished goods and work-in-process inventory.   Earnings per share represents diluted earnings per share.

Company Comments

Robert J. Ready, Chief Executive Officer, commented, "We are very pleased with our operating results for the third quarter ended March 31, 2011, especially in light of harsh winter weather conditions during the period.  The net sales increase of 21% and manufacturing cost structure changes we initiated produced an 84% increase in gross profit, thereby demonstrating the highly favorable operating leverage that LSI Industries enjoys.  At the operating income line, we generated $2.5 million in profit versus a loss of $3.8 million during the same period of the prior fiscal year.

"Fiscal 2011 is playing out close to our expectations based on the improving economy and strong internal cost controls resulting in higher efficiencies.  For the nine months ended March 31, 2011, net sales increased 15%, gross profit increased 33%, operating income increased from $1.6 million to $13.8 million, and diluted earnings per share increased to $0.38 from $0.03 for the same period of the prior fiscal year.

"Business is solid and is gaining momentum as we move into the fourth quarter.  Assuming the general economy continues to grow, we are well-positioned to achieve substantially higher sales and profits for both the fourth quarter and fiscal 2011.  Effective April 1, we instituted a price increase on our products to offset generally increased costs of raw materials.  Longer term, we continue to be very constructive on our position and the opportunities for LSI Industries' continued growth.  Here are some of the actions and programs we have underway that are guiding our future and give us reason to be optimistic and positive about the near, intermediate, and long-term outlook for LSI Industries:

LSI Industries Inc. Fiscal 2011 Results
April 28, 2011

•
Our business model is based on providing a broad base of customers and industries with world class cost-effective and energy-efficient advanced lighting and graphics solutions.  We are a leader in providing solid-state LED based products and are successfully broadening our base of customers around new energy efficient technologies.

•
Our manufacturing processes are among the most modern and efficient in the lighting and graphics industries.  During the past two years, we have made substantial investments in modern and efficient production equipment for both our lighting and graphics divisions.  We are proud of our American-made products and low cost production capabilities.

•
New product development is centered on cost savings, energy conservation and advanced technologies.  We are a leader in designing, engineering, manufacturing, and selling solid-state LED based lighting fixtures and systems.  Our products are designed for both the broad Commercial and Industrial market as well as our niche markets such as petroleum stations, convenience stores, and quick service restaurants.  Expect to see some important new product announcements later this quarter.

•
Our graphics business has some of the most advanced capabilities available in the industry.  Here, we are broadening our market reach by increasing our sales and marketing efforts and expanding the customer classes served.  Through careful cost controls, we are well-positioned to see dramatic improvement in profits when sales increase.  Of course, we will maintain our ability to serve national account roll-out programs as they become available.

•
Many of the markets we serve have been under-spending on lighting and graphics during the recent recessionary period.  As a result, we believe there is substantial pent-up demand and that LSI Industries' ability to provide image refreshment and energy savings through its lighting and graphics divisions working together represents a great business opportunity.

•	Our previously announced multi-year program with BP Products North America to provide LED-based canopy products is moving forward and is on plan to continue shipments during the current quarter.

•
Our iZone Technology Center in Cincinnati has proven to be a valuable resource as an education center and idea generator where we can demonstrate to our customers our advanced technologies and products.  We plan to introduce a similar, but smaller, facility at our Montreal location.

•
We are increasing our efforts to enter new geographic markets.  Recently, we restructured our sales and marketing approach to the Canadian market.  Our Australian distribution channel is reporting record results and we continue to develop opportunities in the European and Middle-East markets.

•
Our reputation for managing and executing major national projects is unequaled.  While we more actively pursue a larger base of smaller lighting and graphics projects, we are also involved at the early stages of some potentially very large projects.  One of LSI's major strengths is the ability to provide both lighting and graphics to major national retailers.

•
Our acquisition of AdL Technology nearly two years ago has delivered all that we expected and more.  AdL supports and advances our solid-state LED development and production.  We expect to expand capacity during the next 12 months.

LSI Industries Inc. Fiscal 2011 Results
April 28, 2011

•
Our financial condition is strong.  At March 31, 2011, our cash balance was $9.6 million, our current ratio was 4.05 to 1.0, and shareholders' equity was $150.7 million, with long-term debt of only $1.1 million.  This strength, combined with our cash flow from operations, easily supports our growth, capital expenditures, cash dividends, and possible future acquisitions.

"In summary, fiscal 2011 is turning out to be a much improved year in terms of sales and profits.  LSI Industries is very well-positioned for the future and we are optimistic that our many growth initiatives will produce the desired results.  One final note, LSI Industries has paid regular cash dividends continuously since 1989, and we believe dividends are important to our shareholders.  Management intends to recommend an increase in the regular annual indicated cash dividend rate to the Board of Directors after determination of the final fiscal 2011 year-end operating results.

"I invite you to check out our newly redesigned web site and look forward to reporting our progress during the fourth quarter."

Balance Sheet

The balance sheet at March 31, 2011 included current assets of $108.1 million, current liabilities of $26.7 million and working capital of $81.4 million.  The current ratio was 4.05 to 1.  The Company has shareholders’ equity of $150.7 million, $1.1 million of long-term debt, and has borrowing capacity on its commercial bank facilities as of March 31, 2011 of $35 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable May 17, 2011 to shareholders of record as of May 10, 2011.  The indicated annual cash dividend rate for fiscal 2011 is $0.20 per share.  LSI Industries has paid regular cash dividends since 1989.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions.

Non-GAAP Financial Measures

This press release includes adjustments to the GAAP net income for the three and nine month periods ended March 31, 2010.  Adjusted net income and earnings per share, which excludes the loss on sale of LSI Marcole, as well as the impact of the LSI ADL Technology acquisition deal costs and acquisition-related fair value inventory adjustment is a non-GAAP financial measure.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income reported for the period indicated.

LSI Industries Inc. Fiscal 2011 Results
April 28, 2011

(in thousands, except per share data; unaudited)	Third Quarter
	FY 2011	Diluted EPS	FY 2010	Diluted EPS
Reconciliation of net income to adjusted net income:

Net income (loss) as reported	$2,115	$0.09	$(2,532)	$(0.10)

Adjustment for the loss on sale of LSI Marcole, inclusive of the income tax effect	--	--	300	0.01

Adjustment for the acquisition deal costs and acquisition-related fair value inventory adjustment, inclusive of the income tax effect	--	--	16	--

Adjusted net income (loss) and earnings (loss) per share	$2,115	$0.09	$(2,216)	$(0.09)

(in thousands, except per share data; unaudited)	Nine Month
	FY 2011	Diluted EPS	FY 2010	Diluted EPS
Reconciliation of net income to adjusted net income:

Net income as reported	$9,331	$0.38	$697	$0.03

Adjustment for the loss on sale of LSI Marcole, inclusive of the income tax effect	--	--	300	0.01

Adjustment for the acquisition deal costs and acquisition-related fair value inventory adjustment, inclusive of the income tax effect	--	--	545	0.02

Adjusted net income and earnings per share	$9,331	$0.38	$1,542	$0.06

LSI Industries Inc. Fiscal 2011 Results
April 28, 2011

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business. We are a vertically integrated manufacturer who combines integrated technology, design and manufacturing to produce the most efficient, high quality products in all of our facilities across the United States.

We are committed to advancing solid-state technology to produce affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  Further, we can provide design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

LSI Industries Inc. Fiscal 2011 Results
April 28, 2011

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.  More information on LSI’s quarterly earnings, including additional financial analysis and an earnings overview presentation, will also be available at this site after the Investor Call to be held at 3:00 p.m. Eastern Time today.

LSI Industries Inc. Fiscal 2011 Results
April 28, 2011

Condensed Statements of Operations
(in thousands, except per share data; unaudited)	Three Months Ended March 31		Nine Months Ended March 31
	2011	2010	2011	2010
Net sales	$64,628	$53,466	$219,284	$190,516
Cost of products and services sold	48,304	44,593	163,691	148,746
Gross profit	16,324	8,873	55,593	41,770

Selling and administrative expenses	13,841	12,687	41,839	40,154

Operating income (loss)	2,483	(3,814)	13,754	1,616

Interest expense, net	11	33	71	99

Income (loss) before income taxes	2,472	(3,847)	13,683	1,517

Income tax expense (benefit)	357	(1,315)	4,352	820

Net income (loss)	$2,115	$(2,532)	$9,331	$697

Income (loss) per common share
Basic	$0.09	$(0.10)	$0.38	$0.03
Diluted	$0.09	$(0.10)	$0.38	$0.03

Weighted average common shares outstanding
Basic	24,291	24,277	24,286	24,078
Diluted	24,363	24,277	24,331	24,085

Condensed Balance Sheets
 (in thousands, unaudited)

	March 31, 2011	June 30, 2010
Current Assets	$108,068	$99,411
Property, Plant and Equipment, net	44,870	44,911
Other Assets	27,764	29,523
	$180,702	$173,845

Current Liabilities	$26,676	$25,843
Long-Term Debt	1,073	1,099
Other Long-Term Liabilities	2,215	2,685
Shareholders’ Equity	150,738	144,218
	$180,702	$173,845

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